Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Patrick Scanlan 212.810.3622

BlackRock Reports First Quarter 2025 Diluted EPS of $9.64, or $11.30 as adjusted
New York, April 11, 2025 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three months ended March 31, 2025.

$84 billion of quarterly total net inflows, reflecting 3% annualized organic asset growth, led by a record first quarter for iShares® ETFs alongside private markets and active net inflows

Higher annualized organic base fee growth in the quarter was broad-based across the platform, driven by private markets, ETFs, and systematic active strategies

12% increase in revenue year-over-year reflects positive impact of markets, organic base fee growth and fees related to the GIP Transaction, as well as higher technology services and subscription revenue, partially offset by lower performance fees

16% growth in technology services and subscription revenue year-over-year, driven by continued momentum in Aladdin® and the partial impact of the Preqin Transaction, which closed on March 3, 2025

0.3% increase in year-over-year GAAP operating income and 8% decrease in GAAP diluted EPS were impacted by acquisition-related costs, which have been excluded from as adjusted results

14% increase in year-over-year as adjusted operating income

15% increase in year-over-year as adjusted EPS also reflects a lower effective tax rate, partially offset by lower nonoperating income and higher diluted share count in the current quarter

$375 million of share repurchases in the current quarter and 2% increase in quarterly cash dividend to $5.21 per share

Laurence D. Fink, Chairman and CEO:

“BlackRock’s positioning and connectivity with clients are stronger than ever, and it’s clear in our results. We delivered 6% organic base fee growth in the first quarter, representing our best start to a year since 2021 and secular strength against a complex market backdrop. We are helping clients navigate market and policy changes, while also providing insights on long-term structural growth opportunities.

“BlackRock is a global firm, but one that operates hyper-locally. Our nearly 23,000 employees work across over 30 countries to serve clients in more than 100. Today, we’re better prepared than ever to advise and deliver on each of our clients’ unique tactical and strategic objectives. The goal for us is to keep our clients focused on the long-term, and help them achieve any near-term allocation or liquidity changes they need within the BlackRock platform.

“Uncertainty and anxiety about the future of markets and the economy are dominating client conversations. We've seen periods like this before when there were large, structural shifts in policy and markets – like the financial crisis, COVID, and surging inflation in 2022. We always stayed connected with clients, and some of BlackRock’s biggest leaps in growth followed.

“We’ve intentionally shaped our platform to serve clients in all market environments, building a premier global public-private markets investment and technology firm. We have leading franchises in categories that we expect to benefit from capital flows and investment even against volatile public markets. These include our newly enriched private markets platform, ETFs, and Aladdin risk management and technology.

“Our consistent growth is a reflection of the role BlackRock plays as a convener, providing both stability and optimism for clients. In markets like these, clients put an even greater premium on the differentiated value proposition that BlackRock offers. We look forward to unlocking opportunities for clients, and delivering value for our shareholders.”

FINANCIAL RESULTS			NET FLOW HIGHLIGHTS(1)(2)
	Q1	Q1		Q1
(in millions, except per share data)	2025	2024	(in billions)	2025	LTM(3)
AUM	$11,583,928	$10,472,500	Long-term net flows:	$83	$496
% change	11%
Average AUM	$11,688,880	$10,177,170	By region:
% change	15%		Americas	$51	$309
Total net flows	$84,171	$57,190	EMEA	36	166
			APAC	(4)	20
GAAP basis:
Revenue	$5,276	$4,728	By client type:
% change	12%
Operating income	$1,698	$1,693	Retail:	$13	$30
% change	0.3%		US	8	19
Operating margin	32.2%	35.8%	International	6	11
Net income(1)	$1,510	$1,573
% change	(4)%		ETFs:	$107	$431
Diluted EPS	$9.64	$10.48	Active	9	21
% change	(8)%		Core equity	46	184
Weighted-average			Strategic	35	124
diluted shares	156.6	150.1	Digital assets	3	30
% change	4%		Other precision	14	72

As Adjusted(2):			Institutional:	$(37)	$35
Operating income	$2,032	$1,775	Active	8	58
% change	14%		Index	(46)	(23)
Operating margin	43.2%	42.2%
Net income(1)	$1,770	$1,473	Cash management net flows	$1	$173
% change	20%
Diluted EPS	$11.30	$9.81
% change	15%		Total net flows	$84	$668
_________________________			_________________________

(1)   Net income represents net income attributable to BlackRock, Inc.
(2)   See pages 11 through 13 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

(1)   Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments.
      Realizations have not been recast for 2024.
(2)   Totals may not add due to rounding.
(3)   Amounts represent last twelve months net flows from April 1, 2024 to March 31, 2025.

BUSINESS RESULTS(1)

					Q1 2025
			Q1 2025		Base fees(3)
			Base fees(3)	March 31, 2025	and securities
	Q1 2025	March 31, 2025	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows(2)	AUM	lending revenue	% of Total	% of Total
RESULTS BY PRODUCT TYPE
Equity	$19,311	$6,204,549	$2,075	53%	47%
Fixed income	37,738	3,006,670	935	26%	21%
Multi-asset	8,546	1,002,681	321	9%	7%
Alternatives:
Private markets	7,144	212,354	535	2%	12%
Liquid alternatives	2,156	79,356	150	1%	4%
Total alternatives	9,300	291,710	685	3%	16%
Digital assets	3,355	50,329	34	0%	1%
Currency and commodities(4)	5,103	97,355	58	1%	1%
Long-term	83,353	10,653,294	4,108	92%	93%
Cash management	818	930,634	293	8%	7%
Total	$84,171	$11,583,928	$4,401	100%	100%
RESULTS BY CLIENT TYPE
Retail	$13,118	$1,022,880	$1,061	9%	24%
ETFs	107,410	4,302,761	1,793	37%	41%
Institutional:
Active	8,372	2,155,178	1,016	19%	23%
Index	(45,547)	3,172,475	238	27%	5%
Total institutional	(37,175)	5,327,653	1,254	46%	28%
Long-term	83,353	10,653,294	4,108	92%	93%
Cash management	818	930,634	293	8%	7%
Total	$84,171	$11,583,928	$4,401	100%	100%
RESULTS BY INVESTMENT STYLE
Active	$10,308	$2,889,141	$2,008	25%	46%
ETFs	107,410	4,302,761	1,793	37%	41%
Non-ETF index	(34,365)	3,461,392	307	30%	6%
Long-term	83,353	10,653,294	4,108	92%	93%
Cash management	818	930,634	293	8%	7%
Total	$84,171	$11,583,928	$4,401	100%	100%

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM and base fees line items.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments.
(3)
Base fees include investment advisory and administration fees.
(4)
Amounts include commodity exchange-traded funds ("ETFs") and exchange-traded products ("ETPs").

INVESTMENT PERFORMANCE AT March 31, 2025(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	71%	80%	87%
Tax-exempt	62%	55%	77%
Index AUM within or above applicable tolerance	99%	100%	100%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	29%	46%	53%
Systematic	71%	92%	92%
Index AUM within or above applicable tolerance	96%	99%	100%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 15 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Friday, April 11, 2025 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (786) 460-7166, or from outside the United States, (877) 502-9276, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 1750946). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Friday, April 11, 2025. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	March 31,				December 31,
	2025	2024	Change		2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$4,244	$3,627	$617		$4,256	$(12)
Securities lending revenue	157	151	6		161	(4)
Total investment advisory, administration fees and securities lending revenue	4,401	3,778	623		4,417	(16)
Investment advisory performance fees	60	204	(144)		451	(391)
Technology services and subscription revenue	436	377	59		428	8
Distribution fees	321	310	11		322	(1)
Advisory and other revenue	58	59	(1)		59	(1)
Total revenue	5,276	4,728	548		5,677	(401)

Expense
Employee compensation and benefits	1,741	1,580	161		1,885	(144)
Sales, asset and account expense:
Distribution and servicing costs	570	518	52		565	5
Direct fund expense	392	338	54		389	3
Sub-advisory and other	47	32	15		42	5
Total sales, asset and account expense	1,009	888	121		996	13
General and administration expense	711	529	182		596	115
Amortization of intangible assets	117	38	79		125	(8)
Total expense	3,578	3,035	543		3,602	(24)

Operating income	1,698	1,693	5		2,075	(377)

Nonoperating income (expense)
Net gain (loss) on investments	58	171	(113)		(18)	76
Interest and dividend income	173	141	32		212	(39)
Interest expense	(166)	(92)	(74)		(166)	-
Total nonoperating income (expense)	65	220	(155)		28	37

Income before income taxes	1,763	1,913	(150)		2,103	(340)
Income tax expense	248	290	(42)		442	(194)
Net income	1,515	1,623	(108)		1,661	(146)
Less:
Net income (loss) attributable to noncontrolling interests	5	50	(45)		(9)	14
Net income attributable to BlackRock, Inc.	$1,510	$1,573	$(63)		$1,670	$(160)

Weighted-average common shares outstanding
Basic	155.0	148.7	6.3		155.0	0.1
Diluted	156.6	150.1	6.5		157.0	(0.4)
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$9.74	$10.58	$(0.84)		$10.78	$(1.04)
Diluted	$9.64	$10.48	$(0.84)		$10.63	$(0.99)
Cash dividends declared and paid per share	$5.21	$5.10	$0.11		$5.10	$0.11

Supplemental information:

AUM (end of period)	$11,583,928	$10,472,500	$1,111,428		$11,551,251	$32,677
Shares outstanding (end of period)	155.0	148.8	6.3		154.9	0.1
GAAP:
Operating margin	32.2%	35.8%	(360)	bps	36.6%	(440)	bps
Effective tax rate	14.1%	15.6%	(150)	bps	20.9%	(680)	bps
As adjusted:
Operating income (1)	$2,032	$1,775	$257		$2,326	$(294)
Operating margin (1)	43.2%	42.2%	100	bps	45.5%	(230)	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$75	$139	$(64)		$39	$36
Net income attributable to BlackRock, Inc. (3)	$1,770	$1,473	$297		$1,874	$(104)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$11.30	$9.81	$1.49		$11.93	$(0.63)
Effective tax rate	16.0%	23.0%	(700)	bps	20.8%	(480)	bps

See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Product Type(1)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	change	impact(3)	2025	AUM(4)
Equity	$6,310,191	$19,311	$-	$(169,248)	$44,295	$6,204,549	$6,365,290
Fixed income	2,905,669	37,738	(718)	33,120	30,861	3,006,670	2,964,967
Multi-asset	992,921	8,546	-	(6,771)	7,985	1,002,681	1,007,167
Alternatives:
Private markets	211,974	7,144	(7,001)	(1,412)	1,649	212,354	210,104
Liquid alternatives	76,390	2,156	-	598	212	79,356	78,343
Alternatives subtotal	288,364	9,300	(7,001)	(814)	1,861	291,710	288,447
Digital assets	55,306	3,355	-	(8,332)	-	50,329	55,082
Currency and commodities(5)	78,137	5,103	-	13,963	152	97,355	86,790
Long-term	10,630,588	83,353	(7,719)	(138,082)	85,154	10,653,294	10,767,743
Cash management	920,663	818	-	2,510	6,643	930,634	921,137
Total	$11,551,251	$84,171	$(7,719)	$(135,572)	$91,797	$11,583,928	$11,688,880

Current Quarter Component Changes by Client Type and Product Type (Long-Term)(1)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	change	impact(3)	2025	AUM(4)
Retail:
Equity	$505,118	$7,345	$-	$(14,198)	$4,413	$502,678	$513,999
Fixed income	318,641	791	-	1,902	2,174	323,508	322,878
Multi-asset	150,978	2,850	-	(774)	366	153,420	153,428
Private markets	15,749	327	(179)	(70)	190	16,017	15,849
Liquid alternatives	24,735	1,805	-	622	95	27,257	26,003
Retail subtotal	1,015,221	13,118	(179)	(12,518)	7,238	1,022,880	1,032,157
ETFs:
Equity	3,106,398	64,998	-	(68,798)	8,840	3,111,438	3,156,208
Fixed income	985,652	33,773	-	14,980	4,710	1,039,115	1,016,174
Multi-asset	10,734	(166)	-	30	5	10,603	10,628
Digital assets	55,306	3,355	-	(8,332)	-	50,329	55,082
Commodities	72,285	5,450	-	13,500	41	91,276	80,818
ETFs subtotal	4,230,375	107,410	-	(48,620)	13,596	4,302,761	4,318,910
Institutional:
Active:
Equity	218,848	1,894	-	(6,142)	2,790	217,390	222,234
Fixed income	840,328	(6,556)	(718)	15,199	5,620	853,873	849,367
Multi-asset	828,039	5,866	-	(6,020)	7,594	835,479	839,935
Private markets	196,225	6,817	(6,822)	(1,342)	1,459	196,337	194,255
Liquid alternatives	51,655	351	-	(24)	117	52,099	52,340
Active subtotal	2,135,095	8,372	(7,540)	1,671	17,580	2,155,178	2,158,131
Index	3,249,897	(45,547)	-	(78,615)	46,740	3,172,475	3,258,545
Institutional subtotal	5,384,992	(37,175)	(7,540)	(76,944)	64,320	5,327,653	5,416,676
Long-term	$10,630,588	$83,353	$(7,719)	$(138,082)	$85,154	$10,653,294	$10,767,743

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments.
(3)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(4)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(5)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Investment Style and Product Type (Long-Term)(1)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	change	impact(3)	2025	AUM(4)
Active:
Equity	$467,163	$(378)	$-	$(12,918)	$4,789	$458,656	$472,800
Fixed income	1,133,874	(7,331)	(718)	16,943	7,123	1,149,891	1,146,480
Multi-asset	979,001	8,717	-	(6,794)	7,960	988,884	993,347
Private markets	211,974	7,144	(7,001)	(1,412)	1,649	212,354	210,104
Liquid alternatives	76,390	2,156	-	598	212	79,356	78,343
Active subtotal	2,868,402	10,308	(7,719)	(3,583)	21,733	2,889,141	2,901,074
ETFs:
Equity	3,106,398	64,998	-	(68,798)	8,840	3,111,438	3,156,208
Fixed income	985,652	33,773	-	14,980	4,710	1,039,115	1,016,174
Multi-asset	10,734	(166)	-	30	5	10,603	10,628
Digital assets	55,306	3,355	-	(8,332)	-	50,329	55,082
Commodities	72,285	5,450	-	13,500	41	91,276	80,818
ETFs subtotal	4,230,375	107,410	-	(48,620)	13,596	4,302,761	4,318,910
Non-ETF index	3,531,811	(34,365)	-	(85,879)	49,825	3,461,392	3,547,759
Long-term	$10,630,588	$83,353	$(7,719)	$(138,082)	$85,154	$10,653,294	$10,767,743

Current Quarter Component Changes by Private Markets Product Type (Long-Term)
		Net
	December 31,	inflows		Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	change	impact(3)	2025	AUM(4)
Private markets:
Infrastructure	$109,606	$4,505	$(5,866)	$(470)	$596	$108,371	$107,364
Private equity	36,327	924	(171)	(621)	103	36,562	36,264
Private credit	32,425	1,316	(461)	(134)	540	33,686	32,921
Real estate	26,147	37	(285)	(169)	346	26,076	26,037
Multi-alternatives	7,469	362	(218)	(18)	64	7,659	7,518
Total private markets	$211,974	$7,144	$(7,001)	$(1,412)	$1,649	$212,354	$210,104

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments.
(3)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(4)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Product Type(1)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Equity	$5,717,852	$226,458	$-	$4,074	$255,100	$1,065	$6,204,549	$6,104,088
Fixed income	2,805,745	159,671	(718)	-	43,927	(1,955)	3,006,670	2,911,610
Multi-asset	906,597	55,127	-	-	45,357	(4,400)	1,002,681	966,593
Alternatives:
Private markets	137,254	15,388	(7,001)	69,875	(3,085)	(77)	212,354	171,460
Liquid alternatives	75,365	1,461	-	-	2,705	(175)	79,356	76,377
Alternatives subtotal	212,619	16,849	(7,001)	69,875	(380)	(252)	291,710	247,837
Digital assets	17,521	30,202	-	-	2,606	-	50,329	34,192
Currency and commodities(6)	66,384	7,252	-	-	23,750	(31)	97,355	78,073
Long-term	9,726,718	495,559	(7,719)	73,949	370,360	(5,573)	10,653,294	10,342,393
Cash management	745,782	172,771	-	-	10,638	1,443	930,634	843,779
Total	$10,472,500	$668,330	$(7,719)	$73,949	$380,998	$(4,130)	$11,583,928	$11,186,172

Year-over-Year Component Changes by Client Type and Product Type (Long-Term)(1)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Retail:
Equity	$471,438	$18,539	$-	$4,074	$6,807	$1,820	$502,678	$502,153
Fixed income	315,004	9,595	-	-	3,537	(4,628)	323,508	319,194
Multi-asset	146,182	(321)	-	-	7,649	(90)	153,420	150,369
Private markets	16,285	318	(179)	-	(443)	36	16,017	15,970
Liquid alternatives	24,405	2,247	-	-	567	38	27,257	24,836
Retail subtotal	973,314	30,378	(179)	4,074	18,117	(2,824)	1,022,880	1,012,522
ETFs:
Equity	2,752,776	264,600	-	-	99,346	(5,284)	3,111,438	2,984,093
Fixed income	904,755	127,906	-	-	7,404	(950)	1,039,115	977,390
Multi-asset	9,043	1,304	-	-	455	(199)	10,603	9,855
Digital assets	17,521	30,202	-	-	2,606	-	50,329	34,192
Commodities	61,547	6,589	-	-	23,201	(61)	91,276	72,769
ETFs subtotal	3,745,642	430,601	-	-	133,012	(6,494)	4,302,761	4,078,299
Institutional:
Active:
Equity	203,042	3,970	-	-	9,810	568	217,390	215,834
Fixed income	836,798	(14,694)	(718)	-	33,163	(676)	853,873	846,590
Multi-asset	748,017	54,465	-	-	37,098	(4,101)	835,479	802,977
Private markets	120,969	15,070	(6,822)	69,875	(2,642)	(113)	196,337	155,490
Liquid alternatives	50,960	(786)	-	-	2,138	(213)	52,099	51,541
Active subtotal	1,959,786	58,025	(7,540)	69,875	79,567	(4,535)	2,155,178	2,072,432
Index	3,047,976	(23,445)	-	-	139,664	8,280	3,172,475	3,179,140
Institutional subtotal	5,007,762	34,580	(7,540)	69,875	219,231	3,745	5,327,653	5,251,572
Long-term	$9,726,718	$495,559	$(7,719)	$73,949	$370,360	$(5,573)	$10,653,294	$10,342,393

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments. Realizations have not been recast for 2024.
(3)
Amounts include AUM attributable to the acquisition of Global Infrastructure Management, LLC ("GIP") in October 2024 (the "GIP Transaction") and the acquisition of SpiderRock Advisors, LLC in May 2024 (the "SpiderRock Transaction").
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(6)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)(1)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Active:
Equity	$455,665	$(6,125)	$-	$4,074	$3,961	$1,081	$458,656	$471,631
Fixed income	1,127,206	(7,340)	(718)	-	36,426	(5,683)	1,149,891	1,140,441
Multi-asset	894,186	54,138	-	-	44,750	(4,190)	988,884	953,331
Private markets	137,254	15,388	(7,001)	69,875	(3,085)	(77)	212,354	171,460
Liquid alternatives	75,365	1,461	-	-	2,705	(175)	79,356	76,377
Active subtotal	2,689,676	57,522	(7,719)	73,949	84,757	(9,044)	2,889,141	2,813,240
ETFs:
Equity	2,752,776	264,600	-	-	99,346	(5,284)	3,111,438	2,984,093
Fixed income	904,755	127,906	-	-	7,404	(950)	1,039,115	977,390
Multi-asset	9,043	1,304	-	-	455	(199)	10,603	9,855
Digital assets	17,521	30,202	-	-	2,606	-	50,329	34,192
Commodities	61,547	6,589	-	-	23,201	(61)	91,276	72,769
ETFs subtotal	3,745,642	430,601	-	-	133,012	(6,494)	4,302,761	4,078,299
Non-ETF index	3,291,400	7,436	-	-	152,591	9,965	3,461,392	3,450,854
Long-term	$9,726,718	$495,559	$(7,719)	$73,949	$370,360	$(5,573)	$10,653,294	$10,342,393

Year-over-Year Component Changes by Private Markets Product Type (Long-Term)
		Net
	March 31,	inflows			Market	FX	March 31,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Private markets:
Infrastructure	$37,362	$8,397	$(5,866)	$69,875	$(1,156)	$(241)	$108,371	$70,068
Private equity	34,649	2,447	(171)	-	(369)	6	36,562	35,786
Private credit	31,061	3,872	(461)	-	(852)	66	33,686	31,828
Real estate	26,767	249	(285)	-	(715)	60	26,076	26,318
Multi-alternatives	7,415	423	(218)	-	7	32	7,659	7,460
Total private markets	$137,254	$15,388	$(7,001)	$69,875	$(3,085)	$(77)	$212,354	$171,460

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments. Realizations have not been recast for 2024.
(3)
Amounts include AUM attributable to the GIP Transaction and the SpiderRock Transaction.
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.

SUMMARY OF REVENUE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2025	2024	Change	2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue(1):
Equity:
Active	$518	$516	$2	$558	$(40)
ETFs	1,349	1,190	159	1,375	(26)
Equity subtotal	1,867	1,706	161	1,933	(66)
Fixed income:
Active	492	484	8	494	(2)
ETFs	352	327	25	360	(8)
Fixed income subtotal	844	811	33	854	(10)
Active multi-asset	313	305	8	319	(6)
Alternatives:
Private markets	535	240	295	480	55
Liquid alternatives	150	138	12	146	4
Alternatives subtotal	685	378	307	626	59
Non-ETF index	307	288	19	312	(5)
Digital assets, commodities and multi-asset ETFs(2)	92	45	47	80	12
Long-term	4,108	3,533	575	4,124	(16)
Cash management	293	245	48	293	-
Total investment advisory, administration fees and securities lending revenue	4,401	3,778	623	4,417	(16)
Investment advisory performance fees:
Equity	10	8	2	112	(102)
Fixed income	12	4	8	22	(10)
Multi-asset	4	2	2	10	(6)
Alternatives:
Private markets	24	125	(101)	108	(84)
Liquid alternatives	10	65	(55)	199	(189)
Alternatives subtotal	34	190	(156)	307	(273)
Total investment advisory performance fees	60	204	(144)	451	(391)
Technology services and subscription revenue	436	377	59	428	8
Distribution fees	321	310	11	322	(1)
Advisory and other revenue:
Advisory	14	13	1	14	-
Other	44	46	(2)	45	(1)
Total advisory and other revenue	58	59	(1)	59	(1)
Total revenue	$5,276	$4,728	$548	$5,677	$(401)

(1)
Beginning in the first quarter of 2025, BlackRock reclassified the presentation of the Company's investment advisory, administration fees and securities lending revenue line items to align with the updated presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation. See page 11 of the Earnings Release Supplement for the updated presentations of the 2024 and 2023 investment advisory, administration fees and securities lending revenue line items.
(2)
Amounts include commodity ETFs and ETPs.

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $623 million from the first quarter of 2024, primarily driven by organic base fee growth, the impact of market beta on average AUM and approximately $285 million of fees related to the GIP Transaction, partially offset by the effect of one fewer day in the current quarter. Securities lending revenue of $157 million increased from $151 million in the first quarter of 2024.

Investment advisory, administration fees and securities lending revenue decreased $16 million from the fourth quarter of 2024, primarily driven by the effect of two fewer days in the current quarter, partially offset by organic base fee growth. Securities lending revenue of $157 million decreased from $161 million in the fourth quarter of 2024.

•
Performance fees decreased $144 million from the first quarter of 2024, primarily reflecting lower revenue from private markets and liquid alternative products.

Performance fees decreased $391 million from the fourth quarter of 2024, primarily reflecting a seasonally higher number of products with performance measurement periods that end in the fourth quarter.

•
Technology services and subscription revenue increased $59 million from the first quarter of 2024 and $8 million from the fourth quarter of 2024, reflecting the sustained demand for Aladdin technology offerings and the closing of the acquisition of Preqin Holding Limited ("Preqin") in March 2025 (the "Preqin Transaction"), which added approximately $20 million to first quarter revenue. Technology services and subscription annual contract value (“ACV”)(1) increased 30% from the first quarter of 2024 including ACV acquired with the Preqin Transaction, and increased 14% excluding ACV acquired with the Preqin Transaction.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 13 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2025	2024	Change	2024	Change
Operating expense
Employee compensation and benefits	$1,741	$1,580	$161	$1,885	$(144)
Sales, asset and account expense:
Distribution and servicing costs	570	518	52	565	5
Direct fund expense	392	338	54	389	3
Sub-advisory and other	47	32	15	42	5
Total sales, asset and account expense	1,009	888	121	996	13
General and administration expense:
Marketing and promotional	97	82	15	92	5
Occupancy and office related	114	101	13	113	1
Portfolio services	64	66	(2)	68	(4)
Technology	189	160	29	182	7
Professional services	73	58	15	88	(15)
Communications	10	10	-	10	-
Foreign exchange remeasurement	(8)	2	(10)	(7)	(1)
Contingent consideration fair value adjustments	96	(7)	103	(28)	124
Other general and administration	76	57	19	78	(2)
Total general and administration expense	711	529	182	596	115
Amortization of intangible assets	117	38	79	125	(8)
Total operating expense	$3,578	$3,035	$543	$3,602	$(24)

Highlights

•
Employee compensation and benefits expense increased $161 million from the first quarter of 2024, primarily reflecting the impact of the GIP Transaction, including nonrecurring retention-related deferred compensation expense(1), partially offset by the impact of lower performance fees.

Employee compensation and benefits expense decreased $144 million from the fourth quarter of 2024, primarily reflecting lower incentive compensation as a result of lower performance fees, partially offset by higher seasonal payroll taxes.

•
Sales, asset and account expense increased $121 million from the first quarter of 2024, driven by higher direct fund expense and distribution and servicing costs, primarily reflecting higher average AUM.
•
General and administration expense increased $182 million from the first quarter of 2024, primarily associated with acquisition-related costs(1), including a contingent consideration fair value adjustment in connection with the GIP Transaction and higher transaction costs recorded in professional services expense. The general and administration expense increase from the first quarter of 2024 also included higher technology expense, marketing and promotional expense, including the impact from higher travel and entertainment expense, and higher occupancy and office related expense.

General and administration expense increased $115 million from the fourth quarter of 2024, primarily associated with a contingent consideration fair value adjustment(1) in connection with the GIP Transaction, partially offset by lower acquisition-related transaction costs(1) recorded in professional services expense.

•
Amortization of intangible assets(1) increased $79 million from the first quarter of 2024, primarily reflecting amortization of intangible assets acquired in the GIP and Preqin transactions.

(1)
These expenses have been excluded from the Company's "as adjusted" financial results under the expense adjustments for acquisition-related costs. See pages 11 through 13 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2025	2024	Change	2024	Change
Nonoperating income (expense), GAAP basis	$65	$220	$(155)	$28	$37
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	5	50	(45)	(9)	14
Nonoperating income (expense), net of NCI	60	170	(110)	37	23
Less: Hedge gain (loss) on deferred cash compensation plans(1)	(15)	31	(46)	(2)	(13)
Nonoperating income (expense), net of NCI, as adjusted(2)	$75	$139	$(64)	$39	$36

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2025	2024	Change	2024	Change
Net gain (loss) on investments, net of NCI
Private equity	$48	$8	$40	$(42)	$90
Real assets	(2)	(3)	1	(5)	3
Other alternatives(3)	9	14	(5)	8	1
Other investments(4)	(10)	31	(41)	42	(52)
Hedge gain (loss) on deferred cash compensation plans(1)	(15)	31	(46)	(2)	(13)
Subtotal	30	81	(51)	1	29
Other income/gain (expense/loss)(5)	23	40	(17)	(10)	33
Total net gain (loss) on investments, net of NCI	53	121	(68)	(9)	62
Interest and dividend income	173	141	32	212	(39)
Interest expense	(166)	(92)	(74)	(166)	-
Net interest income (expense)	7	49	(42)	46	(39)
Nonoperating income (expense), net of NCI	60	170	(110)	37	23
Less: Hedge gain (loss) on deferred cash compensation plans(1)	(15)	31	(46)	(2)	(13)
Nonoperating income (expense), net of NCI, as adjusted(2)	$75	$139	$(64)	$39	$36

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 11 through 13.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
The amount for the three months ended March 31, 2025, includes nonoperating noncash pre-tax gains in connection with the Company's strategic minority investment in iCapital Network, Inc. of approximately $36 million. Additional amounts include earnings (losses) from certain equity method minority investments and noncash pre-tax gains (losses) related to the revaluation of certain other minority investments.

summary of INCOME TAX EXPENSE

	Three Months			Three Months
	Ended			Ended
	March 31,			December 31,
(in millions), (unaudited)	2025	2024	Change	2024	Change
Income tax expense	$248	$290	$(42)	$442	$(194)
Effective tax rate	14.1%	15.6%	(150) bps	20.9%	(680) bps

Highlights

•
First quarter 2025 and fourth quarter 2024 income tax expense includes $149 million and $63 million of discrete tax benefits, respectively, related to the realization of capital losses from changes in the Company's organizational structure. In addition, first quarter 2025 income tax expense includes a $46 million discrete tax benefit related to stock-based compensation awards that vested in the first quarter.
•
First quarter 2024 income tax expense included a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. In addition, first quarter 2024 income tax expense included $28 million of discrete tax benefits, including a benefit related to stock-based compensation awards that vested in the first quarter.

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2025	2024	2024
Operating income, GAAP basis	$1,698	$1,693	$2,075
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	(3)	27	-
Amortization of intangible assets (b)	117	38	125
Acquisition-related compensation costs (b)	85	2	116
Acquisition-related transaction costs (b)(1)	39	22	38
Contingent consideration fair value adjustments (b)	96	(7)	(28)
Operating income, as adjusted (1)	$2,032	$1,775	$2,326
Revenue, GAAP basis	$5,276	$4,728	$5,677
Non-GAAP adjustments:
Distribution fees	(321)	(310)	(322)
Investment advisory fees	(249)	(208)	(243)
Revenue used for operating margin measurement	$4,706	$4,210	$5,112
Operating margin, GAAP basis	32.2%	35.8%	36.6%
Operating margin, as adjusted (1)	43.2%	42.2%	45.5%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions), (unaudited)	2025	2024	2024
Nonoperating income (expense), GAAP basis	$65	$220	$28
Less: Net income (loss) attributable to NCI	5	50	(9)
Nonoperating income (expense), net of NCI	60	170	37
Less: Hedge gain (loss) on deferred cash compensation plans (a)	(15)	31	(2)
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$75	$139	$39

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 12 and 13 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended
	March 31,		December 31,
(in millions, except per share data), (unaudited)	2025	2024	2024
Net income attributable to BlackRock, Inc., GAAP basis	$1,510	$1,573	$1,670
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	9	(3)	2
Amortization of intangible assets (b)	87	28	94
Acquisition-related compensation costs (b)	63	2	87
Acquisition-related transaction costs (b)	29	15	28
Contingent consideration fair value adjustments (b)	72	(5)	(21)
Income tax matters	-	(137)	14
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,770	$1,473	$1,874
Diluted weighted-average common shares outstanding	156.6	150.1	157.0
Diluted earnings per common share, GAAP basis	$9.64	$10.48	$10.63
Diluted earnings per common share, as adjusted (3)	$11.30	$9.81	$11.93

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 13 for more information on as adjusted items.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition-related costs. Acquisition-related costs include adjustments related to amortization of intangible assets, contingent consideration fair value adjustments incurred in connection with certain acquisitions and other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation and general and administration expense primarily related to professional services expense. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. The amount for income tax matters in the first quarter of 2024 includes a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization. In addition, the amount for fourth quarter of 2024 includes a net noncash expense of $14 million associated with the revaluation of deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. This discrete tax expense has been excluded from the as adjusted results as it does not have a cash flow impact as well as to ensure comparability among periods presented.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services and subscription’s ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services and subscription revenue over time, as it is linked to the net new business in technology and subscription services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the planned acquisition of HPS Investment Partners (the “HPS Transaction”) and the acquisitions of GIP and Preqin (together with the HPS Transaction, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the HPS Transaction, including delays in the expected closing date of the HPS Transaction, the possibility that the HPS Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the possibility that expected synergies and value creation from the Transactions will not be realized, or will not be realized within the expected time period; and the risk of impacts to business and operational relationships related to disruptions from the Transactions; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding environmental and social-related matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, global trade tensions, tariffs, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers to fulfill their obligations to BlackRock; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of March 31, 2025 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of February 28, 2025. The performance data does not include accounts terminated prior to March 31, 2025 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of March 31, 2025 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.